UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2025

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

(507) 454-5374
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	FAST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 16, 2025, Nicholas J. Lundquist, a director of the Board of Directors (the "Board") of Fastenal Company (the "Company" or "Fastenal"), informed the Company that he will not stand for re-election as a director of the Company and tendered his notification of ineligibility, effective as of January 16, 2025. Mr. Lundquist's not standing for re-election was not the result of any disagreements with the Company on matters related to its operations, policies, or practices, but based on his ineligibility to continue to serve on the Board pursuant to the Company's Corporate Governance Guidelines, which impose a five-year term limit for former employees of the Company.
Mr. Lundquist has served on the Board since October 2019. Mr. Lundquist began his career with the Company in March 1979 serving in various distribution and sales leadership roles of increasing responsibility, including Executive Vice President, Chief Operating Officer, and Senior Executive Vice President. Mr. Lundquist spent his career with Fastenal, successfully working with, managing, and providing leadership to many of the departments and disciplines integral to the Company's growth and financial success. His career path epitomizes the Company's 'promote from within' philosophy which is a cornerstone of Fastenal's culture. The Board thanks Mr. Lundquist for his 46 years of dedicated service as an employee and as a director of the Company, and wishes him all the best in his future endeavors.
Also on January 16, 2025, the Board elected as a director of the Company, Mr. Brady D. Ericson, effective as of the same date, keeping the number of directors on the Board at eleven. Mr. Ericson was elected to serve as an independent director for a term expiring at the Company's next annual meeting of shareholders and until his successor is duly elected and qualified. The Board also appointed Mr. Ericson to serve on the Audit Committee of the Company, effective as of the same date.
Mr. Ericson has served as the President and Chief Executive Officer of PHINIA Inc., located in Auburn Hills, Michigan, since July 2023. PHINIA is a publicly-traded, global, market-leading provider of premium solutions and components across commercial vehicles, industrial applications, and the automobile industry. From March 2022 to July 2023, Mr. Ericson served as President and General Manager of the Fuel Systems and Aftermarket segment of BorgWarner that principally became PHINIA following its spin-off. From June 2019 to March 2022, Mr. Ericson served as the President and General Manager of the Morse Systems segment at BorgWarner. From 1998 through 2019, he served in various positions of increasing leadership at BorgWarner.
There are no arrangements or understandings between Mr. Ericson and any other person or persons pursuant to which he was selected as a director of the Company. There are no current or proposed transactions in which Mr. Ericson, or any member of his immediate family, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.
Mr. Ericson will receive a pro rata portion of the annual retainer for his partial year of service as a director of the Company and a cash payment representing a pro rata portion of an equity award that is related to his attendance at the remaining calendar year Board meetings, all in accordance with the Company's existing director compensation policy.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

January 17, 2025	By:	/s/ SHERYL A. LISOWSKI
(Date)		Sheryl A. Lisowski Executive Vice President - Chief Accounting Officer and Treasurer